EXHIBIT 23.1


              CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-100842, 333-72990 and 333-109962) and the Registration
Statement on Form S-3 (No. 333-54006), respectively, of our reports dated
July 1, 2005, with respect to the consolidated financial statements of Daktronics, Inc., Daktronics, Inc.'s management's assessment of the effectiveness of internal control over financial reporting of Daktonics, Inc., included in this Annual Report (Form 10-K) for the year ended April 30, 2005.

Our audits also included the financial statement schedule of Daktronics, Inc. listed in Item 15(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.


                                   /s/ Ernst & Young, LLP
Minneapolis, Minnesota
July 1, 2005




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